Exhibit 4.40

DEED OF AMENDMENT

BETWEEN:

(1)	CHELYABINSK METALLURGICAL PLANT OAO, an open joint stock company organised and existing under the laws of the Russian Federation with its registered address at ul. 2-ya Paveletskaya, 14, Chelyabinsk, 454057, the Russian Federation, having registration number 11027402812777 (the Company); and

(2)	BNP PARIBAS S.A., as the lender (the Lender).

Dated: 6 March 2012

1.	Background

This deed is supplemental to and amends the Agreement pursuant to Clause 26 (Amendments and Waivers) of the Agreement.

2.	Interpretation

(a)	In this deed:

Agreement means the US$219,444,500 and EUR192,000,000 credit agreement dated 15 September 2010 between the Company and the Lender.

(b)	Capitalised terms defined in the Agreement have the same meaning when used in this deed unless expressly defined in this deed.

(c)	The provisions of Clauses 1.2 (Construction) and 1.3 (Russian terms) of the Agreement apply to this deed as though they were set out in full in this deed except that references to the Agreement are to be construed as references to this deed.

3.	Amendments

The Agreement is amended from the date of this deed to include a new paragraphs (b) and (c) in Clause 18.26 (Further assurances) which reads:

“(b)	In particular the Company undertakes to take at its own cost any action and procure that the Guarantor takes any action reasonably required by the Lender to ensure that each of the Company Share Pledge, each Mortgage, the Pledge of Equipment and the Offtake Pledge of Rights is promptly notarised or otherwise fully compliant with Federal Law No. 405-FZ “On Amendments to Certain Laws of the Russian Federation for the purpose of Improving the Enforcement Procedure in relation to Pledged Assets”, dated 6 December 2011, provided that the New Enforcement Law applies to any such Security Documents.

(c)	Without prejudice to the scope of Clause 25.2 (Subsequent costs), any reasonable and documented out of pocket costs incurred by the Lender in relation to the notarisation of any Security Document for the purposes of paragraph (b) above will be for the account of the Company.”.

4.	Representations

The Company confirms to each Finance Party that on the date of this deed the Repeating Representations:

(a)	are true; and

(b)	would also be true if references to the Agreement were construed as references to the Agreement as amended by this deed.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.	Confirmation

The Company confirms that, from the date of this deed, any security or guarantee created or given by it under a Finance Document will:

(a)	continue in full force and effect; and

(b)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this deed.

6.	Miscellaneous

(a)	This deed is a Finance Document.

(b)	From the date of this deed, the Agreement and this deed will be read and construed as one document.

(c)	Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)	Except to the extent expressly waived in this deed, no waiver of any provision of any Finance Document is given by the terms of this deed and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

7.	Governing law

This deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.	Enforcement

The provisions of Clause 35 (Enforcement) of the Agreement apply to this deed as if they were set out in full in this deed mutatis mutandis.

THIS DEED has been executed and delivered as a deed on the date appearing on the first page of this deed.

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EXECUTED as a DEED by		)
BNP PARIBAS S.A.		)
for itself as Lender		)

By:	/s/ Martine GUERET	By:	/s/ Marco d’Alessandro

Name:	Martine GUERET	Name:	Marco d’Alessandro

Title:	Deputy Head of Commercial Support and Loan Implementation	Title:	Head of Corporate and Sovereign Export Finance TG

EXECUTED as a DEED by		)
CHELYABINSK METALLURGICAL PLANT OAO		) )
for itself as Company		)

By:		By:

Name:		Name:

Title:		Title:	Chief Accountant

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EXECUTED as a DEED by		)
BNP PARIBAS S.A.		)
for itself as Lender		)

By:		By:

Name:		Name:

Title:		Title:

EXECUTED as a DEED by		)
CHELYABINSK METALLURGICAL PLANT OAO		) )
for itself as Company		)

By:	/s/ Aleksey L. Alekseev	By:	/s/ Julija A. Klushnikova

Name:	Aleksey L. Alekseev	Name:	Julija A. Klushnikova

Title:	Director on Economics and Finance	Title:	Chief Accountant

[seal]

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DEED OF AMENDMENT

BETWEEN:

(1)	CHELYABINSK METALLURGICAL PLANT OAO, an open joint stock company organised and existing under the laws of the Russian Federation with its registered address at ul. 2-ya Paveletskaya, 14, Chelyabinsk, 454047, the Russian Federation, having registration number 1027402812777 (the Company); and

(2)	BNP PARIBAS S.A., as the lender (the Lender).

Dated: 21 June 2013

1.	Background

This deed is supplemental to and amends the Agreement pursuant to Clause 26 (Amendments and Waivers) of the Agreement.

2.	Interpretation

(a)	In this deed:

Agreement means the US$219,444,500 and EUR192,000,000 credit facilities agreement dated 15 September 2010 between the Company as the borrower and the Lender.

(b)	Capitalised terms defined in the Agreement have the same meaning when used in this deed unless expressly defined in this deed.

(c)	The provisions of Clause 1.2 (Construction) of the Agreement apply to this deed as though they were set out in full in this deed except that references to the Agreement are to be construed as references to this deed.

3.	Amendments

From the date of this deed the Agreement is amended as follows:

3.1.	paragraphs (a) and (b) of Clause 19.2 (Right of Withdrawal) shall be deleted and reinserted as follows:

“(a)	If a Default is outstanding, the Lender may withdraw funds from the Passport Accounts upon presentation of a payment demand with acceptance of a debtor given in advance (platezhnyie trebovaniya s zaranee dannyim aktseptom platelschika) to the Passport Bank in accordance with the Passport Accounts Withdrawal Agreement and applicable Russian law.

(b)	If any amount is due and payable by the Company under the Finance Documents and that amount remains outstanding, the Lender may withdraw funds from the Collection Account upon presentation of a payment demand with acceptance of a debtor given in advance (platezhnyie trebovaniya s zaranee dannyim aktseptom platelschika) to the Collection Account Bank and convert those funds into Dollars or Euro, as necessary, for application against the outstanding amount in accordance with the Collection Account Withdrawal Agreement and applicable Russian law.”.

3.2.	Clause 35 (Enforcement) of the Agreement shall be deleted and reinserted as follows:

“35.	ENFORCEMENT

35.1	Arbitration

(a)	Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement or (unless such document expressly provides otherwise) any other Company Finance Document, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute), shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules (the Rules).

(b)	The Rules are incorporated by reference into this Clause 35 or 35.1 and capitalised terms used in this Clause which are not otherwise defined in this Agreement, have the meaning given to them in the Rules.

(c)	The number of arbitrators shall be three. The Company shall nominate one arbitrator for appointment by the LCIA Court. The Lender shall nominate one arbitrator for appointment by the LCIA Court. The two party-appointed arbitrators will nominate the chairman for appointment by the LCIA Court. If, within 30 days of the Request for Arbitration being sent to the LCIA Registrar, (i) the Company does not make a nomination for an arbitrator or (ii) the Lender does not make a nomination for an arbitrator, the LCIA Court shall appoint such arbitrator. Any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall be disapplied and a person may be nominated or appointed as an arbitrator (including as Chairman) regardless of his nationality.

(d)	(i)	The seat, or legal place of arbitration, shall be London. The language used in the arbitral proceedings shall be English.

	(ii)	All documents submitted in connection with the proceedings shall be in the English language or, if in another language, accompanied by an English translation.

	(iii)	Service of any request for arbitration made pursuant to this Clause 35 or 35.1 (a Request for Arbitration) must be made in any manner authorised for the giving of communications in connection with this Agreement under Clause 32 (Notices).

(e)	The jurisdiction of the English courts under sections 45 and 69 of the Arbitration Act 1996 is excluded.

35.2	Consolidation of disputes

(a)	In this Clause 35.2:

Joinder Order means an order by a Tribunal that a Primary Dispute and a Linked Dispute be resolved in the same arbitral proceedings.

Linked Agreement means each Finance Document (except for this Agreement) which contemplates that disputes under that Finance Document will be resolved by arbitration under the Rules.

Linked Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement or any Linked Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, where a Request for Arbitration is served after a Request for Arbitration has been served in respect of a Primary Dispute.

Primary Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement or any Linked Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its

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nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, where a Request for Arbitration has been served before a Request for Arbitration has been served in relation to a Linked Dispute.

Tribunal means any arbitral tribunal appointed under this Agreement or any Linked Agreement.

(b)	Any party to a Primary Dispute and a Linked Dispute may apply to the Tribunal appointed in relation to the Primary Dispute for a Joinder Order in relation to any Linked Dispute.

(c)	The applicant must promptly notify the parties to the Primary Dispute and Linked Dispute of any application under paragraph (b) above.

(d)	A Tribunal may, if it considers it just, make a Joinder Order on hearing an application brought under paragraph (b) above. In determining whether to make a Joinder Order, the Tribunal must take account of:

(i)	the likelihood and consequences of inconsistent decisions if joinder is not ordered;

(ii)	any fault on the part of the party seeking joinder to make a timely application; and

(iii)	the likely consequences of joinder in terms of cost and time.

(e)	If the Tribunal makes a Joinder Order:

(i)	it will immediately have jurisdiction to resolve finally the Linked Dispute in addition to its jurisdiction in relation to the Primary Dispute to the exclusion of any other Tribunal;

(ii)	it shall order that notice of the Joinder Order and its effect be given immediately to any arbitrators already appointed in relation to the Linked Dispute and to all parties to that dispute; and

(iii)	it may also give any other directions as it considers appropriate to:

(A)	give effect to the joinder and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio as a result); and

(B)	ensure the proper organisation of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(f)	Any appointment of an arbitrator in relation to the Linked Dispute before the date of the Joinder Order will terminate immediately and that arbitrator will be deemed to be functus officio. The termination is without prejudice to:

(i)	the validity of any act done or order made by that arbitrator before termination;

(ii)	his entitlement to be paid his proper fees and disbursements; and

(iii)	the date when any claim or defence was raised for the purpose of applying any limitation bar or any like rule or provision.

(g)	If a Joinder Order is made by a Tribunal appointed under a Linked Agreement, the effect of which is to confer on that Tribunal jurisdiction to resolve a Linked Dispute arising out of or in connection with this Agreement, that Joinder Order and the award of that Tribunal will bind the parties to the Primary Dispute and the Linked Dispute being heard by that Tribunal.

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(h)	For the avoidance of doubt, where a Tribunal is appointed under this Agreement or any Linked Agreement, the whole of its award (including any part relating to a Linked Dispute) is deemed for the purposes of the New York Convention on the Recognition and Enforcement of Arbitral Awards of 1958 to be contemplated by this Agreement and that Linked Agreement.

(i)	If it is considered reasonable by the Tribunal, and in its absolute discretion, the Tribunal will use its best efforts to render its final award or awards four months from the later of the date of appointment of the Tribunal by the LCIA Court and any Joinder Order (if any).

(j)	Each of the Parties waives any objection, on the basis of a Joinder Order, to the validity or enforcement of any arbitral award made by a Tribunal following that Joinder Order.

35.3	Waiver of immunity

The Company irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by the Lender against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.”.

4.	Representations

The Company confirms to each Finance Party that on the date of this deed the Repeating Representations:

(a)	are true and correct; and

(b)	would also be true and correct if references to the Agreement were construed as references to the Agreement as amended by this deed.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.	Confirmation

The Company confirms that, from the date of this deed, any security or guarantee created or given by it under a Finance Document will:

(a)	continue in full force and effect; and

(b)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this deed.

6.	Miscellaneous

(a)	This deed is a Finance Document.

(b)	From the date of this deed, the Agreement and this deed will be read and construed as one document.

(c)	Except as otherwise provided in this deed, the Finance Documents remain in full force and effect.

(d)	Except to the extent expressly waived in this deed, no waiver of any provision of any Finance Document is given by the terms of this deed and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

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7.	Governing law

This deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.	Enforcement

The provisions of Clause 35 (Enforcement) of the Agreement (as amended by this deed) apply to this deed as if they were set out in full in this deed mutatis mutandis.

THIS DEED has been executed and delivered as a deed on the date appearing on the first page of this deed.

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EXECUTED as a DEED by		)
BNP PARIBAS S.A.		)
for itself as Lender		)

By:	/s/ Pierre MARTINE	By:	/s/ Marco d’Alessandro

Name:	Pierre MARTINE	Name:	Marco d’Alessandro

Title:	Head of Commercial Support and Loan implementation	Title:	Head of Corporate and Sovereign Export Finance TG

EXECUTED as a DEED by		)
CHELYABINSK METALLURGICAL PLANT OAO		) )
for itself as Company		)

By:		By:

Name:		Name:

Title:		Title:	Chief Accountant

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EXECUTED as a DEED by		)
BNP PARIBAS S.A.		)
for itself as Lender		)

By:		By:

Name:		Name:

Title:		Title:

EXECUTED as a DEED by		)
CHELYABINSK METALLURGICAL PLANT OAO		) )
for itself as Company		)

By:	/s/ Aleksey L. Alekseev	By:	/s/ Julija A. Klushnikova

Name:	Aleksey L. Alekseev	Name:	Julija A. Klushnikova

Title:	Director on Economics and Finance	Title:	Chief Accountant

[seal]

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DEED OF AMENDMENT

BETWEEN:

(1)	CHELYABINSK METALLURGICAL PLANT OAO, an open joint stock company organised and existing under the laws of the Russian Federation with its registered address at ul. 2-ya Paveletskaya, 14, Chelyabinsk, 454047, the Russian Federation, having registration number 1027402812777 (the Company); and

(2)	BNP PARIBAS S.A., as the lender (the Lender).

Dated: 21 June 2013

1.	Background

This deed is supplemental to and amends the Agreement pursuant to Clause 26 (Amendments and Waivers) of the Agreement.

2.	Interpretation

(a)	In this deed:

Agreement means the US$219,444,500 and EUR192,000,000 credit agreement dated 15 September 2010 between the Company as the Borrower and the Lender, as may be amended from time to time.

Effective Date means the date on which the Lender notifies the Company that it has received all of the documents set out in Schedule 1 (Conditions precedent documents) to this deed in form and substance satisfactory to the Lender.

Guarantor Confirmation means the confirmation issued by the Guarantor to the Lender on or about the date of this deed.

(b)	Capitalised terms defined in the Agreement have the same meaning when used in this deed unless expressly defined in this deed.

(c)	The provisions of Clause 1.2 (Construction) of the Agreement apply to this deed as though they were set out in full in this deed except that references to the Agreement are to be construed as references to this deed.

3.	Amendments and Waiver

3.1.	Effective Date

(a)	Subject to the occurrence of the Effective Date, the Agreement will be deemed to have been amended in the manner contemplated by this deed, and the waiver referred to in Clause 3.3(a) of this deed will be deemed to have been granted, on and from 25 April 2013.

(b)	The Effective Date shall take place not later than five Business Days upon receipt of the last of the documents set out in Schedule 1 (Conditions precedent documents) to this deed in form and substance satisfactory to the Lender.

3.2.	Amendments

(a)	Clause 1.1 (Definitions) of the Agreement shall be amended by inserting the following definition in alphabetical order:

“Extended Availability Period means the period from and including the date of this Agreement to and including the day falling 39.5 months after the date of this Agreement”.

(b)	Clause 1.1 (Definitions) of the Agreement shall be amended by deleting the current definition of “Prepayment Fee Percentage” and reinserting it as follows:

“Prepayment Fee Percentage means:

(a)	1.5 per cent. per annum during the period from (and including) the last day of the Extended Availability Period to (but excluding) the date falling two years thereafter;

(b)	0.75 per cent. per annum during the period from (and including) the date falling two years after the last day of the Extended Availability Period to (but excluding) the date falling two years thereafter; and

(c)	0.25 per cent. per annum thereafter”.

(c)	New Paragraph (f) of Clause 6.1 (Repayments) of the Agreement shall be inserted as follows:

“If:

(a)	a first Repayment Instalment is due to be repaid before the end of the Availability Period; and

(b)	a Loan is made after the First Repayment Date,

each subsequent Repayment Instalment must be increased pro rata in the amount of the relevant Loan made after the First Repayment Date.”

(d)	Paragraphs (a) and (b) of Clause 7.3 (Voluntary prepayment) of the Agreement shall be deleted and reinserted as follows:

“(a)	Except in respect of the Company’s exercise of its right to prepay the Loans under Clause 17.3 (Additional Collateral), during the Extended Availability Period, the Company may make a pro rata prepayment of the Loans only with the prior written consent of the Lender.

(b)	The Company may, at any time after the end of the Extended Availability Period but subject to giving not less than 45 calendar days’ prior written notice to the Lender, make a pro rata prepayment of the Loans”.

(e)	Paragraph (a) of Clause 7.4 (Automatic cancellation) of the Agreement shall be deleted and reinserted as follows:

“(a)	the close of business on the last day of the Extended Availability Period; and”.

(f)	Paragraph (a) of Clause 7.6 (Right of repayment and cancellation) of the Agreement shall be deleted and reinserted as follows:

“(a)	If the Company is, or will be, required to pay to the Lender:

(i)	a Tax Payment; or

(ii)	an Increased Cost,

the Company may, at any time after the end of the Extended Availability Period while the requirement continues, give notice to the Lender requesting prepayment and cancellation”.

(g)	Paragraph (b) of Clause 23.2 (Commitment fee) of the Agreement shall be deleted and reinserted as follows:

“(b)	Commitment fees accrue from day to day on the basis of a 360-day year from (and including) the date of this Agreement and are payable in the currency of each Facility in arrear on each 21 January and 21 July during the Extended Availability Period. Accrued commitment fee is also payable to the Lender on the last date of the Extended Availability Period or on the date that the Commitment is cancelled in full”.

(h)	Paragraph (a)(i) of Clause 3 (Completion of Requests) of Part 1 (Utilisation Procedure) of Schedule 2 (Facility A Utilisation Procedures) to the Agreement shall be deleted and reinserted as follows:

“(a)	A Facility A Request will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the applicable Extended Availability Period; and”.

(i)	Paragraph (a)(i) of Clause 3 (Completion of Requests) of Part 1 (Utilisation Procedure) of Schedule 3 (Facility B Utilisation Procedures) to the Agreement shall be deleted and reinserted as follows:

“(a)	A Facility B Request will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the applicable Extended Availability Period; and”.

(j)	Paragraph (a)(i) of Clause 4 (Completion of Requests) of Part 1 (Utilisation Procedure) of Schedule 4 (Facility C Utilisation Procedures) to the Agreement shall be deleted and reinserted as follows:

“A Facility C Request will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the applicable Extended Availability Period;”.

(k)	Paragraph (f) of Clause 18.28 (Conditions Subsequent) of the Agreement shall be deleted and reinserted as follows:

“(f)	it enters into new Mortgages or any amendment to existing Mortgages, as applicable over newly constructed buildings and structures in respect of the Project and ensures the registration of such Mortgages with the relevant Russian state authorities, in each case, as soon as reasonably practicable after the completion of the construction of such buildings and structures and in any event on or before 31 December 2013; and”.

3.3.	Waiver

(a)	Subject to paragraph (f) of Clause 18.28 (Conditions Subsequent) of the Agreement (as amended by this deed), the Lender waives the breach and/or potential breach of Clause 18.28(f) (Conditions Subsequent) of the Agreement resulting from the failure by the Company to enter into new Mortgages or any amendment to existing Mortgages, as applicable over newly constructed buildings and structures in respect of the Project and ensure the registration of such Mortgages with the relevant Russian state authorities, in each case, as soon as reasonably practicable after the completion of the construction of such buildings and structures and in any event on or before 1 May 2013.

(b)	The Lender reserves any other right or remedy it may have now or subsequently. This deed does not constitute a waiver of any other right or remedy other than in relation to the specific waiver expressly given under paragraph (a) above.

4.	Representations

The Company confirms to each Finance Party that on the date of this deed the Repeating Representations:

(a)	are true; and

(b)	would also be true if references to the Agreement were construed as references to the Agreement as amended by this deed.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.	Confirmation

The Company confirms that, from the date of this deed, any security or guarantee created or given by it under a Finance Document will:

(a)	continue in full force and effect; and

(b)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this deed.

6.	Miscellaneous

(a)	This deed is a Finance Document.

(b)	From the date of this deed, the Agreement and this deed will be read and construed as one document.

(c)	Except as otherwise provided in this deed, the Finance Documents remain in full force and effect.

(d)	Except to the extent expressly waived in this deed, no waiver of any provision of any Finance Document is given by the terms of this deed and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

7.	Governing law

This deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.	Enforcement

The provisions of Clause 35 (Enforcement) of the Agreement apply to this deed as if they were set out in full in this deed mutatis mutandis.

THIS DEED has been executed and delivered as a deed on the date appearing on the first page of this deed.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

Obligors

l.	A notarised copy of the constitutional documents of each Obligor and any amendments to them, the certificates of registration of each Obligor and certificates of registration of the constitutional documents and any amendments to them, or if the Lender already has a copy of such documents, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this deed.

2.	A notarised copy or an original of an up-to-date extract from the Unified State Register of Legal Entities of the Russian Federation in relation to each Obligor issued by a competent tax authority.

3.	A notarised copy of the certificate of registration of each Obligor as a taxpayer with the Russian tax authorities, or if the Lender already has a copy of such document, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this deed.

4.	A certified copy of a resolution of an authorised governing body of each Obligor approving the terms of, and the transactions contemplated by, this deed or the Guarantor Confirmation (as the case may be), together with any related transactions, including, where relevant, approving the transaction as a major transaction or an interested party transaction or as both (as those terms are understood under Russian law) (if applicable).

5.	A certified copy of the documents appointing the sole executive body of each Obligor, or if the Lender already has a copy of such documents, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this deed.

6.	A notarised copy or an original of each power of attorney appointing the authorised signatories of each Obligor to act on behalf of that Obligor to execute this deed or the Guarantor Confirmation (as the case may be), or to sign or send any document or notice in connection with this deed or the Guarantor Confirmation, or if the Lender already has a copy of such documents, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this deed.

7.	A notarised copy or a copy certified by the Passport Bank of the specimen of the signature of each person authorised on behalf of each Obligor to execute this deed or the Guarantor Confirmation (as the case may be), or to sign or send any document or notice in connection with this deed or the Guarantor Confirmation, or if the Lender already has a copy of such document, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this deed.

8.	A certified copy of each licence, approval, consent, filing and registration of a governmental, creditors’ or other body required by any Obligor in connection with the execution, performance, validity and enforceability of, and the transactions contemplated by, this deed or the Guarantor Confirmation (as the case may be) (if applicable), or if the Lender already has a copy of such documents, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this deed.

9.	A certificate of an authorised signatory of each Obligor certifying, amongst other things, that each document delivered (whether as original, copy or electronically) under this Schedule 1 by that Obligor or on its behalf is complete, authentic, up-to-date and is in full force and effect and has not been amended, cancelled, revoked or terminated and no new document has been issued in relation to the matters covered by such document.

Finance Documents and other documents

10.	A duly executed Guarantor Confirmation.

Legal Opinions

11.	A legal opinion of Allen & Overy Legal Services, legal advisers as to English law to the Finance Parties, relating to this deed and the Guarantor Confirmation and addressed to the Finance Parties.

12.	A legal opinion of Allen & Overy Legal Services, legal advisers as to Russian law to the Finance Parties, relating to this deed and the Guarantor Confirmation and addressed to the Finance Parties.

EXECUTED as a DEED by		)
BNP PARIBAS S.A.		)
for itself as Lender		)

By:	/s/ Pierre MARTINE	By:	/s/ E. Galzu

Name:	Pierre MARTINE	Name:	E. Galzu

Title:	Head of Commercial Support and Loan implementation	Title:	Export Finance

EXECUTED as a DEED by		)
CHELYABINSK METALLURGICAL PLANT OAO		) )
for itself as Company		)

By:		By:

Name:		Name:

Title:		Title:	Chief Accountant

EXECUTED as a DEED by		)
BNP PARIBAS S.A.		)
for itself as Lender		)

By:		By:

Name:		Name:

Title:		Title:

EXECUTED as a DEED by		)
CHELYABINSK METALLURGICAL PLANT OAO		) )
for itself as Company		)

By:	/s/ Aleksey L. Alekseev	By:	/s/ Julija A. Klushnikova

Name:	Aleksey L. Alekseev	Name:	Julija A. Klushnikova

Title:	Director on Economics and Finance	Title:	Chief Accountant

[seal]

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